UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 27, 2005

RICA FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

0-18222	87-0432572
(Commission file number)	(I.R.S. Employer Identification No.)

200 South Biscayne Blvd., Suite 4530, Miami, Florida 33131

(Address of principal executive offices) (Zip code)

(305) 858-9480

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 27, 2005, Rica Foods, Inc. (the “Company”) announced it had undertaken a number of projects to grow its core business segments.

Acquisition of Property for Central Distribution Hub

Corporación Pipasa S.A. (“Pipasa”), a subsidiary of the Company, entered into a Purchase Agreement (the “Purchase Agreement”) with Banco de Costa Rica (“Banco CR”) with respect to a property (the “Property”) that is expected to serve as a central distribution hub for Pipasa’s truck fleet. The consummation of the transactions contemplated by the Purchase Agreement are anticipated to occur on or about November 4, 2005. The Property consists of 21,206.89 square meters and is located in the Province of Heredia, Costa Rica. The purchase price due under the Purchase Agreement is US$1,656,000, of which US$828,000 was paid upon the execution of the Purchase Agreement, and the remaining US$828,000 (the “Payment Balance”) will be paid within 15 months of the Closing. The Payment Balance is secured by a trust holding the Property.

In connection with the Purchase Agreement, on October 21, 2005 Pipasa entered into a Brokers Agreement (the “Brokers Agreement”) with Sama Internacional (G.S.) Sociedad Anónima (“SAMA”) pursuant to which Pipasa engaged SAMA as the exclusive agent of the Company for the purpose of carrying out the transactions contemplated by the Purchase Agreement. Pursuant to the Brokers Agreement, Pipasa agreed to pay to SAMA a fee equal to 5% of the aggregate purchase price paid by Pipasa to Banco CR. Various directors and officers of the Company serve as directors, officers and/or shareholders of SAMA.

Sale of Restaurants

On October 21, 2005, Corporacion Planeta Dorado, S.A. (“Planeta”), a wholly-owned subsidiary of Pipasa, which currently operates 25 quick service restaurants located in Costa Rica as part of the Restaurantes As de Oros and Kokoroko restaurant chains (the “Restaurants”), entered into a contract to sell all of the Restaurants (the “Restaurant Purchase Agreement”) with Hispanic Coalition, S.A. (the “Coalition”). The Coalition is owned an managed by Jorge Alcazar Morales, who has vast experience and recognition in the quick service industry.

The Restaurant Purchase Agreement provides that Planeta will sell to the Coalition all of the Restaurants, including their related operating assets, equipment, software, brands, real estate leases, furniture and fixtures, inventory, contract rights, and all other intangible property, for a purchase price of US$2,100,000 (the “Purchase Price”). Closing is scheduled to occur on or about November 10, 2005. The Coalition will not assume Planeta’s accounts receivable or liabilities pursuant to the Restaurant Purchase Agreement. Upon the Closing, the Company anticipates that the Coalition will continue to employ all of the employees of the Restaurants. US$1,500,000 of the Purchase Price will be paid upon Closing. The remainder of the Purchase Price will be paid over the next three years in three equal annual installments. The Company does not believe that the sale of the Restaurants will materially affect the Company’s income statement.

In connection with the Restaurant Purchase Agreement, the Company entered into a supply agreement with the Coalition to supply the Restaurants with chicken for a ten year period.

In connection with the Restaurant Purchase Agreement, on October 21, 2005, Planeta entered into an Advisory Agreement (the “Advisory Agreement”) with SAMA pursuant to which Planeta agreed to pay SAMA a fixed consulting and brokerage fee of US$100,000 in connection with the sale of the Restaurants.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1    Brokers Agreement between Pipasa, S.A. and Sama Internacional (G.S.) Sociedad Anónima, dated October 21, 2005.

10.2    Advisory Agreement between Corporacion Planeta Dorado, S.A. and Sama Internacional (G.S.) Sociedad Anónima, dated October 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

RICA FOODS, INC.

/s/ Gustavo Barboza
Name:	Gustavo Barboza
Title:	Chief Financial Officer

Date: October 27, 2005.

Exhibit Index

Exhibit No.	Description
10.1	Brokers Agreement between Pipasa, S.A. and Sama Internacional (G.S.) Sociedad Anónima, dated October 21, 2005.

10.2	Advisory Agreement between Corporacion Planeta Dorado, S.A. and Sama Internacional (G.S.) Sociedad Anónima, dated October 21, 2005.